                                                                  EXHIBIT (a)(3)


                         NOTICE OF GUARANTEED DELIVERY

    FOR TENDER OF SHARES OF SERIES A COMMON STOCK AND SERIES C COMMON STOCK

                                      OF

                           THE TIMES MIRROR COMPANY

                                      TO

                                TRIBUNE COMPANY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined below) if (a) certificates ("Share Certificates") representing shares of Series A Common Stock, par value $1 per share (the "Series A Shares"), or shares of Series C Common Stock, par value $1 per share (the "Series C Shares" and, together with the Series A Shares, the "Shares"), of The Times Mirror Company, a Delaware corporation, are not immediately available; (b) time will not permit all required documents to reach First Chicago Trust Company of New York (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase described below); or (c) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

          By Mail:                       By Overnight Delivery:                  By Hand Delivery:
 First Chicago Trust Company          First Chicago Trust Company         First Chicago Trust Company
         of New York                          of New York                          of New York
Corporate Actions, Suite 4660        Corporate Actions, Suite 4660        c/o Securities Transfer and
        P.O. Box 2569               525 Washington Blvd., 3rd Floor         Reporting Services Inc.
 Jersey City, NJ 07303-2569              Jersey City, NJ 07310              Attn: Corporate Actions
                                                                          100 William Street, Galleria
                                                                               New York, NY 10038
                                        Facsimile Transmission:
                                             (201) 324-3402
                                                   or
                                             (201) 324-3403
                               Confirm Receipt of Facsimile by Telephone:
                                             (201) 222-4707


   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

   The undersigned hereby tenders to Tribune Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 21, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Series A Shares and Series C Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to
Purchase:


                         NAME(S) OF RECORD HOLDER(S)

                     ------------------------------------

                     ------------------------------------

                     ------------------------------------
                     ADDRESS(ES)

                     ------------------------------------
                                                 ZIP CODE

                     ------------------------------------
                          (AREA CODE) TELEPHONE NO.

                     X __________________________________
                     X __________________________________
                     SIGNATURE(S) OF RECORD HOLDER(S)



 ------------------------------------     ------------------------------------
      NUMBER OF SERIES A SHARES                NUMBER OF SERIES C SHARES

 ------------------------------------     ------------------------------------
  CERTIFICATE NO.(S) (IF AVAILABLE)        CERTIFICATE NO.(S) (IF AVAILABLE)


 Indicate account number at Book-         Indicate account number at Book-
 Entry Transfer Facility if Series A      Entry Transfer Facility if Series C
 Shares will be tendered by book-         Shares will be tendered by book-
 entry transfer:                          entry transfer:

 ------------------------------------     ------------------------------------
            ACCOUNT NUMBER                           ACCOUNT NUMBER

 DATED: ______________ , 2000             DATED: ______________ , 2000

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 of the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of either the Share Certificates evidencing all Shares tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.



_______________________________________ X ____________________________________
              NAME OF FIRM                       AUTHORIZED SIGNATURE


 -------------------------------------- --------------------------------------
                ADDRESS                      NAME (PLEASE PRINT OR TYPE)


 -------------------------------------- --------------------------------------
                               ZIP CODE                 TITLE


 -------------------------------------- DATED: ________________________ , 2000
        (AREA CODE) TELEPHONE NO.



NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE
      SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL


                                       3